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                                                                   EXHIBIT 10.62

                           SUBLEASE AGREEMENT BETWEEN


              THE MEGA LIFE AND HEALTH INSURANCE COMPANY, SUBLESSOR
               AND NATIONAL MOTOR CLUB OF AMERICA, INC., SUBLESSEE

1.       PARTIES.

         This Sublease ("Sublease") is entered into this 27th day of July, 2000 by and between The MEGA Life and Health Insurance Company, an Oklahoma Corporation ("Sublessor"), having an address at 4001 McEwen, Dallas, Texas 75244, and National Motor Club of America, Inc., a Texas corporation ("Sublessee"), having an address at 4001 McEwen, Dallas, Texas 75244, with respect to 17,297 square feet of Rentable Area located at 4001 McEwen, Dallas, Texas 75255 (the "Building") and included in the 82,712 square feet of Rentable Area in the Building leased to Sublessor under the Lease Agreement dated April 6, 1990, as amended, entered into by DALTEX CENTRE LP, a Delaware Limited Partnership, successor in interest to Blue Lake Partners, Ltd., as Landlord ("Landlord"), and Sublessor as Tenant, as amended from time to time, a copy of said lease with each of the amendments thereto being attached hereto and designated as Exhibit A and hereinafter called the "Lease".

2.       PROVISIONS CONSTITUTING SUBLEASE.

         This Sublease is subject to all of the terms and conditions of the Lease and from and after the Effective Date Sublessee assumes and agrees to perform the obligations of Tenant (as defined in the Lease) in the Lease, to the extent said terms and conditions are applicable to the Sublease Premises (as hereinafter defined) subleased pursuant to this Sublease, except for the payment of rent under the Lease and except as otherwise expressly provided in this Sublease. All of the terms and conditions of the Lease in Exhibit A are incorporated herein as terms and conditions of this Sublease (except as otherwise provided herein, with each reference therein as modified in this Sublease Agreement to "Landlord" and "Tenant" to be deemed to refer to Sublessor and Sublessee, respectively) and along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease. Upon the termination of Sublessor's interest as Tenant under the Lease for any reason, this Sublease shall terminate simultaneously therewith (provided, however, such termination shall not affect the parties' respective obligations and liabilities to each other under the following two sentences of this Section 2 and under Section 9 of this Sublease). Sublessee shall not commit or permit to be committed by any persons under Sublessee's control on the Sublease Premises any act or omission which shall violate any term or condition of the Lease. Sublessor hereby covenants and agrees that it shall at all times satisfy and comply with all of the terms and provisions of the Lease and shall remain obligated as Tenant to all terms thereof, notwithstanding this Sublease.



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3.       PREMISES.

         Sublessor subleases to Sublessee and Sublessee subleases from Sublessor, the Sublease Premises of approximately 17,297 rentable square feet located on the 1st, 2nd and 4th floors (the "Sublease Premises") (which is shown as the cross-hatched portion of the floor plans for those floors in Exhibit B hereto), located in the building known as The Centre (the "Building"), located at 4001 McEwen, Dallas County, Texas. The Sublease Premises constitute a portion of the Premises covered by the Lease.

4.       TERM.

         The term (the "Term") of this Sublease shall commence on the date of consummation of acquisition of certain Capital Stock of NMC Holdings, Inc. between UICI and C&J Investments, LLC contemplated by that certain Stock Purchase Agreement between them dated July 26, 2000 (the "Commencement Date") and terminate on the first to occur of (i) the date on which the Lease expires, (ii) so long as there is no monetary default on the part of Sublessee hereunder which has remained uncured for a period in excess of 30 days following written notice thereof to Sublessee, 180 days after Sublessee's written notice of cancellation, and (iii) 180 days after Sublessor's written notice of cancellation (the first to occur of (i), (ii) and (iii) is referred to herein as the "Expiration Date").

5.       RENTAL PAYMENTS.

         Sublessee shall pay to Sublessor, during the Term of this Sublease, without deduction, set-off, prior notice or demand, as "Base Rental" the monthly amount of $27,930, as it may be adjusted from time to time in accordance with adjustments to the Monthly Rental Payments (as such term is defined in the Lease) pursuant to the Lease, plus a pro rata portion of any Additional Rent (including without limitation any Supplemental Electric Charge) and Operating Expenses (as such terms are defined in the Lease), in advance on the first (1st) day of each month in lawful money of the United States of America, commencing on the Effective Date (as hereinafter defined) and continuing through the Expiration Date. Monthly rental for any partial month shall be prorated on a daily basis. Rent shall be paid to Sublessor at 4001 McEwen, Dallas, Texas,75244 or at such other place or places as Sublessor may from time to time direct. Sublessee shall pay and deliver the first month's rent or any pro rata part thereof to the Sublessor upon the Commencement Date.

6.       LEASEHOLD IMPROVEMENTS.

         Notwithstanding any provision in the Lease to the contrary, the Subleased Premises are provided in `as is' condition and "with all faults"; and Sublessor makes no warranty of any kind, expressed or implied, with respect to the Subleased Premises (without limitation, Sublessor makes no warranty as to the suitability, habitability or fitness of the Subleased Premises for a particular purpose nor as to the absence of any toxic or otherwise hazardous substances). All alterations or improvements performed by


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         Sublessee shall be at Sublessee's sole cost and expense, and are subject to Lessor's and Sublessor's prior written consent and the rights of the Landlord therein under the Lease as if the Sublessor had made such improvements and paid the cost of such improvements. Sublessee shall be responsible for and pay ad valorem taxes and increased insurance attributable to the alterations or improvements.

7.       SERVICE TO BE FURNISHED BY LANDLORD; CONSENTS OF LANDLORD AND ITS
         MORTGAGEE.

         Sublessor shall cause the Landlord to perform all of its obligations under the Lease referred to in Exhibit A for the benefit of Sublessee insofar as they relate to the Sublease Premises, and Sublessor agrees to enforce (for the benefit of Sublessee and at Sublessor's expense) the performance of all covenants of Landlord under the Lease. Should the Landlord fail to perform its obligations and said failure affects Sublessee's use and enjoyment of the Sublease Premises, Sublessee shall give notice to Sublessor of said failure. Should such failure occur and the Landlord has not cured said failure or commenced to cure said failure, Sublessee may, without the consent of the Sublessor, enforce Sublessor's rights under the Lease against Landlord in the name of Sublessor.

         Notwithstanding anything to the contrary contained herein, the parties' obligations hereunder are expressly conditioned on obtaining Landlord's written consent (the "Consent") to the subletting of the Premises on the terms and conditions contained in this Sublease, which Consent shall be in form and substance reasonably acceptable to Sublessee. The Consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.

         The Consent of the Landlord in the form required herein shall be a condition precedent to the performance of the parties under this Sublease. If such Consent is not obtained within sixty (60) business days after the date on which this Sublease is executed by Sublessor and Sublessee, the parties shall have no further obligations under this Sublease. The term "Effective Date" as used herein shall mean the later of the dates on which (i) Sublessor and Sublessee have executed this Sublease, and (ii) Landlord has given its written Consent to this Sublease. Sublessor agrees to use commercially reasonable efforts to obtain the Consent of the Landlord to this Sublease and shall indemnify Sublessee against all claims and damages, costs and expenses arising out of Sublessor's failure to obtain such Consents. Sublessor further covenants and agrees to cooperate with Sublessee to obtain a consent or non-disturbance agreement from Landlord's mortgagee with respect to the Sublease Premises.

8.       INDEMNITY.

         From and after the Effective Date, Sublessee shall perform and observe the terms and conditions of the Lease to be performed on the part of Tenant under the Lease with respect to the Sublease Premises, the obligations for which accrue from and after the Effective Date, except as otherwise expressly provided in this Sublease, and shall


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         indemnify Sublessor against all claims, damages, costs and expenses arising out of Sublessee's failure to perform any such terms or conditions the obligations for which accrue from and after the Effective Date (including reasonable attorney's fees and disbursements and cost of litigation), subject however to all of the terms and conditions of this Sublease.

         Sublessor shall indemnify Sublessee against all claims and damages, costs and expenses arising out of Sublessor's failure to perform the terms and conditions of the Lease prior to the Effective Date (including reasonable attorney's fees and disbursements and cost of litigation), subject however to all of the terms and conditions of this Sublease.

9.       REMEDIES.

         If Sublessee shall fail to perform its obligations hereunder and not cure such failure within the times permitted for cure under the Lease, Sublessor shall have all remedies against Sublessee provided to Landlord under the Lease. If Sublessor shall fail to perform its obligations hereunder and not cure such failure within the times permitted for cure under the Lease, Sublessee shall have all remedies against Sublessor provided to Tenant under the Lease.

10.      NOTICES.

         Notices required or desired to be given hereunder shall be effective either upon personal delivery or three (3) days after deposit in the United States mail, by certified mail, return receipt requested, addressed to the parties at the addresses set forth above. Any party may change its address for notice by giving notice in the manner hereinabove provided.

11.      SIGNAGE.

         The display of any signage by Sublessee shall be subject to the prior approval of the Sublessor which approval shall be within Sublessor's reasonable discretion. At the expiration of this Sublease, Sublessee, at its expense shall remove any signage and repair the damage to the Subleased Premises, if any.

12.      BROKERS.

         Each party shall defend, indemnify and hold the other party harmless from all damages, judgments, liabilities and expenses (including attorney's fees) arising from any claims or demands of any broker, agent or finder with whom the indemnifying party has dealt, whose commission, if any, shall be the responsibility of Sublessor.

13.      NONAPPLICABILITY OF PROVISIONS.

         It is expressly understood by and acknowledged by Sublessee, that Sublessee shall have no rights under Section 7, Exhibit C "Right of First Refusal", and Section 8, Exhibit D

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         "Option to Renew" of the Lease. Sublessee expressly understands and agrees that any rights of expansion, rights to extend or renew, rights to tenant allowance (except as contained in this Sublease), and rights to rent credits and rent abatement are not applicable to Sublessee (except for rent abatement in the case of casualty, condemnation or interruption of services, and except as otherwise provided herein).

14.      ASSIGNMENT AND SUBLET.

         Sublessee shall have no rights to assign or sublease all or part of the Sublease Premises without the prior approval of Landlord and Sublessor, which in the case of Sublessor shall be subject to the terms and conditions of the Lease and shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Sublessee shall have the right, without Sublessor's consent, to (i) assign this Sublease, or further sublease the Sublease Premises, to any person or entity that controls, is controlled by, or is under common control with, Sublessee, and (ii) assign this Sublease in connection with the sale of substantially all of the assets of Sublessee as an entirety. In addition, the merger, consolidation, or other change in the ownership or control of Sublessee, shall not constitute an assignment or subletting or require Sublessor's consent.

15.      ESTOPPEL CERTIFICATES.

         Upon reasonable request, the parties shall, without additional consideration, deliver an Estoppel Certificate, consisting of reasonable statements required by Sublessor, Sublessee or any mortgagee, or any assignee of Sublessee's interest in this Sublease or the Sublease Premises or Sublessor's interest in the Sublease Premises, which statements may include but shall not be limited to the following.

         A. This Sublease is in full force and effect, with rental paid through the requested date;

         B.       The Sublease has not been modified or amended;

         C. Sublessor is not in default and Sublessor has fully performed all of Sublessor's obligations hereunder; and

         D. Sublessee is not in default and Sublessee has fully performed all Sublessee's obligations hereunder.

         If Sublessee or Sublessor is unable to make any of the foregoing statements because the same is untrue, Sublessee or Sublessor shall with specificity state the reason why such statement is untrue. The requested party shall, if requested by requesting party or any such mortgagee or assignee, deliver to requesting party a fully executed instrument in form reasonably satisfactory to the requesting party. The requested party agrees to furnish the Estoppel Certificate to the requesting party within ten (10) days of the requesting party's request for same.


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16.      USE OF SUBLEASE PREMISES.

         The Sublease Premises shall be used by Sublessee for office purposes and uses incidental thereto.

17.      SUCCESSORS.

         The covenants and agreements herein contained shall bind and inure to the benefit of the Sublessor, Sublessee and their respective successors and assigns.

18.      GOVERNING LAW.

         This Agreement shall be construed in accordance with, and governed by, the laws of the state of Texas.

IN WITNESS WHEREOF, the following parties have executed this Sublease as of the date first written above.

                                       SUBLESSOR:

ATTEST:                                The MEGA Life and Health Insurance
                                       Company, an Oklahoma corporation
/s/
---------------------------------
                                       By: /s/
                                          --------------------------------------
                                       Name:
                                            ------------------------------------

                                       SUBLESSEE:

ATTEST:                                National Motor Club of America, Inc., a
                                       Texas corporation
/s/ TERRI LAMBRIGHT
---------------------------------
                                       By: /s/
                                          --------------------------------------
                                       Name:
                                            ------------------------------------


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